Exhibit 4.1

FORM OF

SECOND SUPPLEMENTAL INDENTURE

between

LEVEL 3 COMMUNICATIONS, INC. and

THE BANK OF NEW YORK

as Trustee

$880,000,000

10% Convertible Senior Notes due 2011

Dated as of [                ], 2005

Supplement to Amended and Restated Indenture dated as of July 8, 2003 (Senior Debt Securities)

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TABLE OF CONTENTS

(continued)

Page
SECTION 8.2. Benefits of Second Supplemental Indenture	38
SECTION 8.3. Effective Date	38
SECTION 8.4. Governing Law	39
SECTION 8.5. Counterparts	39

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THIS SECOND SUPPLEMENTAL INDENTURE, dated as of [                ], 2005, is by and between Level 3 Communications, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as successor to IBJ Whitehall Bank & Trust Company (the “Trustee”), having a Corporate Trust Office at 101 Barclay Street, Floor 8 West, New York, New York 10286, as Trustee under the Indenture (defined below).

WHEREAS IBJ Whitehall Bank & Trust Company (f/k/a IBJ Schroder Bank & Trust Company) (“IBJ”) was originally named as trustee in an indenture, the form of which was an exhibit to the Company’s registration statement on Form S-3 filed on February 3, 1999, and the Trustee has succeeded to all or substantially all of IBJ’s corporate trust business, and the Company and the Trustee have as of July 8, 2003, entered into an amended and restated indenture (as supplemented, the “Indenture”), providing for the issuance by the Company from time to time of its senior debt securities;

WHEREAS Section 901 of the Indenture provides, among other things, that the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may, without the consent of the Holders of Securities, enter into one or more indentures supplemental to the Indenture to establish the form or terms of Securities of any series, including the provisions and procedures providing for the adjustment of conversion rights with respect to Securities convertible into Common Stock, or to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provisions;

WHEREAS the Company desires to issue one series of senior convertible debt securities under the Indenture, and has duly authorized the creation and issuance of such debt securities under the Indenture, and has duly authorized the execution and delivery of this Second Supplemental Indenture to modify the Indenture and to provide certain additional provisions as hereinafter described;

WHEREAS the Company and the Trustee deem it advisable to enter into this Second Supplemental Indenture for the purposes of establishing the terms of such senior convertible debt securities and providing for the rights, obligations and duties of the Trustee with respect to such debt securities;

WHEREAS, concurrently with the execution hereof, the Company has delivered an Officers’ Certificate and has caused its counsel to deliver to the Trustee an Opinion of Counsel or a reliance letter upon an opinion of counsel; and

WHEREAS all conditions and requirements of the Indenture necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto, and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

NOW, THEREFORE, for and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I.

CREATION OF THE SECURITIES

SECTION 1.1. Designation of the Series. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its senior convertible debt securities designated as the “10% Convertible Senior Notes due 2011” (the “Notes”), which Notes shall be deemed “Securities” for all purposes under the Indenture.

SECTION 1.2. Form of Securities. The Notes will be issued in definitive form without coupons and the definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this Second Supplemental Indenture. The Stated Maturity of the Notes shall be May 1, 2011.

SECTION 1.3. Limit on Amount of Securities. The Notes will not exceed $880,000,000 and may, upon the execution and delivery of this Second Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the Company Order, without further action by the Company.

SECTION 1.4. Ranking. The Notes will be the Company’s unsecured and unsubordinated obligations and rank equal in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness.

SECTION 1.5. Certificate of Authentication. The Trustee’s certificate of authentication to be borne on the Notes shall be substantially as provided in the form of note attached hereto as Exhibit A.

SECTION 1.6. No Sinking Fund. No sinking fund will be provided with respect to the Notes (notwithstanding any provisions of the Indenture with respect to sinking fund obligations).

SECTION 1.7. No Additional Amounts. No Additional Amounts will be payable with respect to the Notes (notwithstanding any provisions of the Indenture with respect to Additional Amount obligations).

SECTION 1.8. Repayment at the Option of Holders. There will be no right of repayment at the option of the Holders pursuant to Article Thirteen of the Indenture.

SECTION 1.9. Definitions. (a) Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Indenture.

(b) Solely for purposes of this Second Supplemental Indenture and the Notes, the following definitions of Section 101 of the Indenture are hereby amended in their entirety to read as follows:

“Person” means any individual, corporation, company, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, government or agency or political subdivision thereof or any other entity.

“Subsidiary” of any Person means (a) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (b) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

(c) Solely for purposes of this Second Supplemental Indenture and the Notes, the following terms shall have the indicated meanings:

“Acquired Debt” means, with respect to any specified Person, (a) indebtedness of any other Person existing at the time such Person merges with or into or consolidates with such specified Person and (b) indebtedness secured by a Lien encumbering any property acquired by such specified Person, which indebtedness in each case was not incurred in anticipation of, and was outstanding prior to, such merger, consolidation or acquisition.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible and exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

A “Change of Control” of the Company will be deemed to have occurred at such time after the original issuance of the Notes as any of the following events shall occur:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, other than any one or more of the Permitted Holders, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity); provided, however, that the Permitted Holders are the “beneficial owners” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, in the aggregate of a lesser percentage of the total voting power of the Voting Stock of the Company than such other person or group (for purposes of this clause (i), such person or group shall be deemed to beneficially own any Voting Stock of a corporation (the “specified corporation”) held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

(ii) (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (other than as a result of any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity) and (2) a Termination of Trading shall have occurred; or

(iii) the Company’s consolidation or merger with or into any other person, any merger of another person into the Company’s, or any sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the assets of the Company and its subsidiaries, considered as a whole (other than a disposition of such assets as an entirety or virtually as an entirety to a wholly owned subsidiary or one or more Permitted Holders) shall have occurred, other than (A) any transaction (a) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock and (b) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors of the continuing or surviving person immediately after the transaction; or (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity; or

(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(v) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Closing Sale Price” of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions on the Nasdaq National Market or such other principal United States securities exchange on which shares of Common Stock may be traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the Nasdaq system or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis of such quotations as it considers appropriate. Closing Sale Price shall be determined without reference to extended or after hours trading.

“Conversion Agent” means the Trustee or any other Person appointed by the Company to accept Notes presented for conversion.

“Conversion Price” as of any day equals $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” is defined in Section 1604 of the Indenture as supplemented by this Second Supplemental Indenture.

“Designated Event” means the occurrence of a Change of Control or a Termination of Trading.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” has the meaning set forth in Section 1605(f)(2) of the Indenture as supplemented by this Second Supplemental Indenture.

“HSR Act” means the Hart-Scott-Rodino Antirust Improvements Act of 1976, as amended.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever; provided, however, that Liens shall not include defeasance trusts or funds. For purposes of this definition, the sale, lease, conveyance or other transfer by the Company or any of its subsidiaries of, including the grant of indefeasible rights of use or equivalent arrangements with respect to, dark or lit communications fiber capacity or communications conduit shall not constitute a Lien.

“Permitted Holders” means the members of the Company’s Board of Directors on April 28, 1998, and their respective estates, spouses, ancestors, and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any person of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act) at least 66-2/3% of the total voting power of the Voting Stock of such person.

“Redemption Price” when used with respect to any of the Notes to be redeemed, means the price fixed for such redemption pursuant to Article VI and the Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Specified Indebtedness” means (a) the Company’s 9.125% Senior Notes due 2008, 11% Senior Notes due 2008, 10.5% Senior Discount Notes due 2008, 10.75% Senior Euro Notes due 2008, 12.875% Senior Discount Notes due 2010, 11.25% Senior Euro Notes due 2010, 11.25% Senior Notes due 2010, 6.0% Convertible Subordinated Notes due 2009, 6.0% Convertible Subordinated Notes due 2010 and 5.25% Convertible Senior Notes due 2011 and (b) any indebtedness of the Company for borrowed money that (i) is in the form of, or represented by, bonds, notes, debentures or other securities or guarantee thereof (other than promissory notes or similar evidence of indebtedness under bank loans, reimbursement agreements, receivables facilities or other bank, insurance or other institutional financing agreements under Section 4(2) of the Securities Act or any guarantee thereof) and (ii) is, or may be, quoted, listed or purchased and sold on any stock exchange, automated securities trading system or over-the-counter or other securities market (including, without prejudice to the generality of the foregoing, the market for securities eligible for resale pursuant to Rule 144A under the Securities Act).

“Termination of Trading” will be deemed to have occurred if the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on the Nasdaq National Market.

“Trading Day” means (a) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Voting Stock” of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only for so long as no senior class of securities has such voting power by reason of any contingency.

ARTICLE II.

EVENTS OF DEFAULT

SECTION 2.1. Amendments to Article Five. Article Five of the Indenture is amended in its entirety with respect to the Notes as follows:

“SECTION 501. Events of Default. An “Event of Default” with respect to any Notes occurs if:

(a) the Company defaults in the payment of principal of, or premium, if any, on the Notes when due at maturity, upon repurchase, upon acceleration or otherwise, including, without limitation, failure of the Company to make any optional redemption payment when required pursuant to Article VI of the Second Supplemental Indenture; or

(b) the Company defaults in the payment of any installment of interest on the Notes when due (including any interest payable in connection with a repurchase pursuant to Section 1006 or in connection with any optional redemption payment pursuant to Article VI of the Second Supplemental Indenture) and continuance of such default for 30 days or more; or

(c) the Company defaults in the payment of the Designated Event Payment in respect of the Notes on the date therefor; or

(d) the Company fails to provide timely notice of any Designated Event in accordance with Section 1006; or

(e) the Company defaults (other than a default set forth in clause (a), (b), (c) or (d) above) in the performance of, or breaches, any other covenant or warranty of the Company set forth in this Indenture or the Notes and fails to remedy such default or breach within a period of 60 days after the receipt of written notice (specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder) from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes; or

(f) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of this Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or its foreign currency equivalent or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after receipt of written notice (specifying such default and requiring the Company to cause such Payment Default to be cured or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder) by the Company from the Trustee or by the Company and the Trustee from any Holder of Notes; or

(g) failure to pay a final, nonappealable judgment or final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiaries of the Company, which judgments remain unstayed, unbonded or undischarged for a period of 60 days, provided that the aggregate amount of all such judgments exceeds $25,000,000 or its foreign currency equivalent; or

(h) the Company or any Material Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv) makes a general assignment for the benefit of its creditors, or

(v) makes the admission in writing that it generally is unable to pay its debts as the same become due; or

(i) a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

(i)	is for relief against the Company or any Material Subsidiary in an involuntary case, and the order or decree remains unstayed and in effect for 90 days,

(ii)	appoints a Custodian of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days, or

(iii)	orders the liquidation of the Company or any Material Subsidiary, and the order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 502. Acceleration. If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (h) and (i) of Section 501) occurs and is continuing, then and in every such case the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, by written notice to the Company and the Trustee, may declare the unpaid principal of, or premium, if any, and accrued and unpaid interest on all the Notes to be due and payable. Upon such declaration, such principal amount, or premium, if any, and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Notes to the contrary. If any Event of Default with respect to the Company specified in clause (h) or (i) of Section 501 occurs, all unpaid principal of, or premium, if any, and accrued and unpaid interest on the Notes then outstanding shall become automatically due and payable, without any declaration or other act on the part of the Trustee or any Holder of Notes.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may rescind an acceleration of the Notes and its consequences if all existing Events of Default (other than nonpayment of principal of, or premium, if any, and interest on the Notes which has become due solely by virtue of such acceleration) have been cured or waived and if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

In the case of any Event of Default, pursuant to the provisions of this Section 502, occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium which the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to paragraph 5 of the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, upon the acceleration of the Notes notwithstanding anything contained in this Indenture or in the Notes to the contrary. If an Event of Default occurs on any date on which the Company is prohibited from redeeming the Notes, pursuant to paragraph 5 of the Notes, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes on such date, then an amount equal to the maximum premium specified in paragraph 5 of the Notes shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

SECTION 503. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 504. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding may, on behalf of the Holders of all the Notes, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes (other than the non-payment of principal of, premium, if any, and interest on the Notes which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Notes. When a Default or Event of Default is waived, it is cured and stops continuing. No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 505. Control by Majority. The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability; provided, however, that the Trustee shall have no duty or obligation (subject to Section 601) to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders; provided further, however that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 506. Limitation on Suits. A Holder of a Note may not pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives to the Trustee notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 30-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 507. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Note shall not be impaired or affected without the consent of the Holder of a Note.

SECTION 508. Collection Suit by Trustee. If an Event of Default specified in Section 501(a), (b) or (c) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal, premium, if any, and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 509. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Notes allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Note any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 510. Priorities. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any,) or interest, upon presentation of the Notes or coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 606;

SECOND: To the payment of the amounts then due and unpaid upon the Notes and coupons for principal (and premiums, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Notes and coupons for principal (and premiums, if any) and interest, respectively; and

THIRD: To the payment of the remainder, if any, to the Company.

SECTION 511. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.”

SECTION 2.2. Notice of Default or Event of Default. The Company shall deliver to the Trustee, as soon as reasonably practicable and in any event within 30 days after an executive officer of the Company becomes aware of the occurrence of any Event of Default or any event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

ARTICLE III.

CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE

SECTION 3.1. Amendments to Article Eight. Article Eight of the Indenture is amended in its entirety with respect to the Notes as follows:

“SECTION 801. When the Company May Merge, Etc. The Company may not,

in a single transaction or series of related transactions, consolidate or merge with or into or effect a share exchange with (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets as an entirety or substantially as an entirety to, any Person unless:

(a) either

(i) the Company shall be the surviving or continuing corporation, or

(ii) the Person formed by or surviving any such consolidation, merger or share exchange (if other than the Company) or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company substantially as an entirety:

(1)	shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

(2)	shall expressly assume, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, on all of the Notes and the performance of every covenant of the Notes and this Indenture on the part of the Company to be performed or observed, including, without limitation, modifications to rights of Holders to cause the repurchase of Notes upon a Designated Event in accordance with the last paragraph of Section 1006 and conversion rights in accordance with Section 1606 to the extent required by such Sections;

(b) immediately after giving effect to such transaction no Default and no Event of Default shall have occurred and be continuing; and

(c) the Company or such successor Person shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, share exchange, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this provision of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of this Section 801, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which individually or in the aggregate constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

SECTION 802. Successor Corporation Substituted. Upon any such consolidation, merger, share exchange, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 801, the successor Person formed by such consolidation or share exchange or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein, and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes.

SECTION 803. Purchase Option on Change of Control. This Article Eight does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 1006.”

ARTICLE IV.

SUPPLEMENTAL INDENTURES

SECTION 4.1. Amendments to Article Nine. (a) Section 901 is hereby amended with respect to the Notes by deleting the word “or” from the end of clause (9) thereof, deleting the “.” from the end of clause (10) thereof and substituting a “;” in its place and by adding the following to the end thereof:

“(11) to provide for the assumption of our obligations to Holders of Notes in the Indenture as supplemented by Article III of the Second Supplemental Indenture;

(12) to provide for conversion rights or repurchase rights of Holders of Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 801 or 1606;

(13) to reduce the Conversion Price;

(14) to add guarantees with respect to the Notes; or

(15) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.”

(b) Section 902 is hereby amended by inserting “including defaulted interest,” after the words “or interest on,” in clause (1) thereof and by deleting the “.” from the end of clause (4) thereof and substituting a “; or” in its place and by adding the following to the end thereof:

“(5) to waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); or

(6) to make any change in the provisions of this Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, premium, if any, or interest on the Notes; or

(7) to make any adverse change to the abilities of Holders of Notes to enforce their rights under this Indenture.”

ARTICLE V.

REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A DESIGNATED

EVENT; LIMITATION ON LIENS

SECTION 5.1. Amendment to Article Ten. Article Ten is amended by adding to the end the following new Section 1006 through Section 1013, in each case with respect to the Notes to read as follows:

“SECTION 1006. Repurchase Upon Designated Event. (a) Following a Designated Event (the date of each such occurrence being the “Designated Event Date”), the Company shall notify the Holders of Notes in writing of such occurrence and shall make an offer (the “Designated Event Offer”) to repurchase all Notes then outstanding at a repurchase price in cash equal to 100% of the principal amount thereof, plus (subject to the following sentence) accrued and unpaid interest to, but excluding, the Designated Event Purchase Date (as defined below) (the “Designated Event Payment”), plus, under certain circumstances described in paragraph (c) of this Section 1006, a Make Whole Premium. If such Designated Event Purchase Date is after a Regular Record Date or a special record date but on or prior to an Interest Payment Date or a Defaulted Interest payment date, however, then the Company shall pay the interest payable on such date to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date or special record date.

(b) Notice of a Designated Event shall be mailed by or at the direction of the Company to the Holders of the Notes as specified in Section 1007. The Designated Event Offer shall remain open until a specified date (the “Designated Event Offer Termination Date”) which is at least 20 Business Days from the date such notice is mailed. During the period specified in such notice, Holders of the Notes may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for the Designated Event Payment. Payment shall be made by the Company in respect of Notes properly tendered pursuant to this Section 1006 on a Business Day specified by the Company (the “Designated Event Purchase Date”) which shall be no later than 30 Business Days after the date of the notice given pursuant to Section 1007.

(c) If a Change of Control described in clause (ii) or (iii) of the definition thereof occurs, the Company shall pay a Make Whole Premium (to the extent such Make Whole Premium is greater than 0.0%) to the Holders of the Notes in respect of Notes properly tendered in the Designated Event Offer in addition to the Designated Event Payment on the Designated Event Purchase Date; provided, however, that the Company shall not be required to pay a Make Whole Premium if a Change of Control described in clause (iii) of the definition of Change of Control occurs and at least 90% of the consideration (excluding cash payments for fractional shares) in the transaction or transactions constituting the Change of Control consists of shares of common stock that are, or upon issuance will be, traded on the New York Stock Exchange or the American Stock Exchange or quoted on the Nasdaq National Market and as a result of such transaction or transactions the Notes become convertible solely into such common stock and other consideration payable in such transaction or transactions. The Make Whole Premium will also be paid on the Designated Event Purchase Date to Holders who convert their Notes pursuant to Section 1601 on or after the date on which the Company has given to all Holders of Notes the notice required by Section 1007 and on or before the Designated Event Purchase Date.

The “Make Whole Premium” will be determined by reference to the table below and is based on the date on which the Change of Control becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per share of Common Stock in the transaction constituting the Change of Control. If holders of the Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Common Stock. Otherwise, the Stock Price shall be equal to the average of the Closing Sale Price over the five Trading Day period ending on the Trading Day immediately preceding the Effective Date.

The following table sets forth the Make Whole Premiums for each hypothetical Stock Price and Effective Date set forth below, expressed as a percentage of the principal amount of the Notes.

Make Whole Premium Upon a Change of Control (% of Face Value)

Stock Price on Effective Date	Effective Date
	5/1/05 or earlier	5/1/06	5/1/07	5/1/08	5/1/09	5/1/10	5/1/11
$2.25	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
$2.50	5.4	3.4	1.1	0.0	0.0	0.0	0.0
$2.75	9.9	7.6	4.8	1.5	0.0	0.0	0.0
$3.00	14.7	12.1	8.9	4.9	0.0	0.0	0.0
$4.00	24.4	21.0	16.9	11.3	0.0	0.0	0.0
$5.00	19.6	15.9	11.4	5.7	0.0	0.0	0.0
$6.00	16.2	12.4	8.1	3.0	0.0	0.0	0.0
$7.00	13.7	10.0	5.9	1.7	0.0	0.0	0.0
$8.00	11.9	8.4	4.6	1.2	0.0	0.0	0.0
$9.00	10.6	7.2	3.9	1.1	0.0	0.0	0.0
$10.00	9.7	6.5	3.4	1.2	0.0	0.0	0.0
$50.00	9.7	6.5	3.4	1.2	0.0	0.0	0.0

The actual Stock Price and Effective Date may not be set forth on the table, in which case:

(i) if the actual Stock Price on the Effective Date is between two Stock Prices on the table or the actual Effective Date is between two Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Effective Dates on the table based on a 360-day year, as applicable; provided, however, that if the actual Effective Date is prior to May 1, 2005, the actual Effective Date shall be deemed to be May 1, 2005;

(ii) if the Stock Price on the Effective Date exceeds $50.00 per share (subject to adjustment as described below), no Make Whole Premium will be paid;

(iii) if the Stock Price on the Effective Date is less than or equal to $2.25 per share (subject to adjustment as described below), no Make Whole Premium will be paid.

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.

The Company shall pay, at its option, the Make Whole Premium in cash, shares of Common Stock or the same form of consideration used to pay for the shares of the Common Stock in connection with the transaction constituting the Change of Control.

If the Company pays the Make Whole Premium in shares of Common Stock, the value of the Common Stock to be delivered in respect of the Make Whole Premium shall be deemed to be equal to the average Closing Sale Price over the ten Trading Day period ending on the Trading Day immediately preceding the Designated Event Purchase Date. The Company may pay the Make Whole Premium in shares of the Common Stock only if the information necessary to calculate the Closing Sale Price per share of the Common Stock is published in a daily newspaper of national circulation or by other appropriate means.

In addition, the Company’s right to pay the Make Whole Premium in shares of Common Stock is subject to the satisfaction of the following conditions:

(i) listing such Common Stock on the Nasdaq National Market or, if not so listed, on the principal United States securities exchange on which the Common Stock or other securities are then listed;

(ii) the registration of the Common Stock under the Securities Act and the Exchange Act, if required; and

(iii) any necessary qualification or registration under applicable state securities law or the availability of an exemption from such qualification and registration.

If such conditions are not satisfied with respect to a Holder prior to the close of business on the Designated Event Purchase Date, the Company shall pay the Make Whole Premium in cash. The Company shall not change the form of consideration to be paid with respect to the Make Whole Premium to such Holders once the Company has given the notice that the Company is required to give to Holders, except as described in the immediately preceding sentence.

If the Company pays the Make Whole Premium in the same form of consideration used to pay for the shares of Common Stock in connection with the transaction constituting the Change of Control, the value of the consideration to be delivered in respect of the Make Whole Premium will be calculated as follows:

(i) securities that are traded on a United States national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued based on the Closing Sale Price over the ten Trading Day period ending on the Trading Day immediately preceding the Designated Event Purchase Date;

(ii) other securities, assets or property (other than cash) will be valued based on 98% of the average of the Fair Market Value of such securities, assets or property (other than cash) as determined by an independent nationally recognized investment bank selected by the Company; and

(iii) 100% of any cash.

(d) In the case of any reclassification, change, consolidation, merger, share exchange, combination or sale or conveyance to which Section 1606 applies in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate Fair Market Value of such stock, securities, other property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the person formed by such consolidation or resulting from such merger or share exchange or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders of Notes to cause the Company to repurchase Notes following a Designated Event, including the applicable provisions of this Section 1006 and the definitions of Designated Event, Change of Control and Termination of Trading, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

SECTION 1007. Notice of Designated Event; Designated Event Purchase Notice.

(a) Prior to or on the 20th day after the occurrence of a Designated Event, the Company, or, at the written request and expense of the Company prior to or on the 20th day after such occurrence, the Trustee, shall give to all Holders notice of the occurrence of the Designated Event and of the purchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such notice of a purchase right to the Trustee. The notice shall include a form of Designated Event Purchase Notice to be completed by the Holder and shall state:

(1)	briefly, the events causing a Designated Event and the date of such Designated Event;

(2)	the date by which the Designated Event Purchase Notice pursuant to this Section 1007 must be given;

(3)	the Designated Event Purchase Date;

(4)	the Designated Event Payment;

(5)	the name and address of the Paying Agent and the Conversion Agent;

(6)	that Notes as to which a Designated Event Purchase Notice has been given may be converted pursuant to Section 1601 hereof only if the Designated Event Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(7)	that Notes must be surrendered to the Paying Agent to collect payment;

(8)	that the Designated Event Payment for any Note as to which a Designated Event Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Designated Event Purchase Date and the time of surrender of such Note as described in (7) above;

(9)	briefly, the procedures the Holder must follow to exercise rights under Section 1606;

(10)	briefly, the conversion rights of the Notes, including the Conversion Rate and any adjustments thereto;

(11)	the procedures for withdrawing a Designated Event Purchase Notice;

(12)	the CUSIP number of the Notes;

(13)	whether a Make Whole Premium shall be paid by the Company and the form of consideration to be paid in respect of the Make Whole Premium;

(14)	if a Make Whole Premium is paid by the Company, that a Make Whole Premium shall be paid by the Company on the Designated Event Purchase Date to Holders of Notes who have converted their Notes into the Company’s Common Stock on or after the date the Company has given notice to all Holders in accordance with this Section 1007(a) and on or before the Designated Event Purchase Date;

(15)	that, unless the Company defaults in making the Designated Event Payment (and any Make Whole Premium), any Note accepted for purchase pursuant to the Designated Event Offer shall cease to accrue interest on the Designated Event Purchase Date and no further interest shall accrue on or after such date; and

(16)	that in the case of a Designated Event Purchase Date that occurs after a Regular Record Date or special record date and on or prior to the corresponding Interest Payment Date or Defaulted Interest payment date, the interest due on such date shall be paid to the Holder of such Note at the close of business on the relevant Regular Record Date or special record date.

(b) A Holder may exercise its rights specified in Section 1006 hereof upon delivery of a written notice of purchase (a “Designated Event Purchase Notice”) to the Paying Agent prior to the Designated Event Purchase Date, stating:

(1) the certificate number of the Note, if any, which the Holder will deliver to be purchased or the appropriate depositary procedures if the Notes are not in certificated form;

(2) the portion of the principal amount of the Note which the Holder will deliver to be purchased, which portion must be $1,000 or any whole multiple thereof; and

(3) that such Note shall be purchased pursuant to the terms and conditions specified on the reverse side of the Notes and in this Indenture.

The delivery of such Note to the Paying Agent prior to the Designated Event Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Designated Event Payment and the Make Whole Premium (if any) therefor; provided, however, that such Designated Event Payment and the Make Whole Premium (if any) shall be so paid only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Designated Event Purchase Notice.

The Company shall purchase from the Holder thereof, pursuant to this Section 1007, a portion of a Note so delivered for purchase if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

Any purchase by the Company contemplated pursuant to the provisions of this Section 1007 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Designated Event Purchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 1007.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Designated Event Purchase Notice contemplated by this Section 1007(b) shall have the right to withdraw such Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1008.

The Paying Agent shall promptly notify the Company of the receipt by it of any Designated Event Purchase Notice or written withdrawal thereof.

SECTION 1008. Effect of Designated Event Purchase Notice. Upon receipt by the Paying Agent of the Designated Event Purchase Notice specified in Section 1007(b), the Holder of the Note in respect of which such Designated Event Purchase Notice was given shall (unless such Designated Event Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Designated Event Payment (along with the Make Whole Premium, if any) with respect to such Note. Such Purchase Price (along with the Make Whole Premium, if any) shall be paid to such Holder, subject to receipt of consideration for the Notes by the Paying Agent, promptly following the later of (x) the Designated Event Purchase Date with respect to such Note (provided the conditions in Section 1007(b), as the case may be, have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 1007(b), as the case may be. Notes in respect of which a Designated Event Purchase Notice has been given by the Holder thereof may not be converted pursuant to Section 1601 hereof on or after the date of the delivery of such Designated Event Purchase Notice unless such Designated Event Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Designated Event Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Designated Event Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Designated Event Purchase Date specifying:

(a) the certificate number of the Note in respect of which such notice of withdrawal is being submitted or, if not in certificated form, the applicable depositary procedures,

(b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Note which remains subject to the original Designated Event Purchase Notice and which has been or will be delivered for purchase by the Company.

There shall be no purchase of any Note pursuant to Section 1006 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Designated Event Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Designated Event Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Designated Event Payment with respect to such Notes) in which case, upon such return, the Designated Event Purchase Notice with respect thereto shall be deemed to have been withdrawn.

SECTION 1009. Deposit of Designated Event Payment. Prior to 11:00 a.m. (New York City time) on the Designated Event Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Designated Event Payment of all the Notes or portions thereof which are to be purchased as of the Designated Event Purchase Date and an amount in cash or shares of Common Stock or other consideration sufficient to pay any Make Whole Premium in respect of all such Notes.

If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds cash sufficient to pay the aggregate Designated Event Payment of all the Notes or portions thereof that are to be purchased as of the Designated Event Purchase Date, on or after the Designated Event Purchase Date, and an amount in cash, shares of Common Stock or other consideration sufficient to pay any Make Whole Premium in respect of all such Notes (i) such Notes will cease to be outstanding, (ii) interest on such Notes will cease to accrue and (iii) all other rights of the Holders of such Notes will terminate, whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent, other than the right to receive the Designated Event Payment and the Make Whole Premium, if any, upon delivery of the Notes.

SECTION 1010. Notes Purchased in Part. Any Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

SECTION 1011. Covenant to Comply with Securities Laws upon Purchase of Notes. In connection with any offer to purchase or purchase of Notes under Section 1006 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (ii) file the related Schedule TO (or any successor schedule, form or report) or any other schedule required under the Exchange Act, and (iii) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 1006 to be exercised in the time and in the manner specified in Section 1006 and 1007.

SECTION 1012. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash, shares of Common Stock or other consideration that remains unclaimed as provided in the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Designated Event Payment and Make Whole Premium, if any; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 1009 exceeds the aggregate Designated Event Payment of the Notes and Make Whole Premium, if any, or portions thereof which the Company is obligated to purchase as of the Designated Event Purchase Date then promptly after the Business Day following the Designated Event Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

SECTION 1013. Limitation on Liens. The Company will not, directly or indirectly, incur or suffer to exist any Lien (other than existing Liens) securing Specified Indebtedness of any nature whatsoever on any of its properties or assets, whether owned at the issue date of the Notes or thereafter acquired, without making effective provision for securing the Notes equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes, prior to) the obligations so secured for so long as such obligations are so secured. The Lien, if granted, to secure the Notes may also secure obligations in addition to Specified Indebtedness. Any Lien created to secure the Notes pursuant to this Section 1013 may provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the full and unconditional release and discharge of the Lien securing the Specified Indebtedness and that the Holders of some or all of such Specified Indebtedness may exclusively control the disposition of property subject to such Lien.

The foregoing restrictions in this Section 1013 shall not apply to (a) Liens to secure Acquired Debt; provided, however, that (i) such Lien attaches to the acquired property prior to the time of the acquisition of such property and (ii) such Lien does not extend to or cover any other property; and (b) Liens to secure indebtedness incurred to refinance, in whole or in part, debt secured by any Lien referred to in the foregoing clause (a) or this clause (b) so long as such Lien does not extend to any other property (other than improvements and accessions to the original property) and the principal amount of indebtedness so secured is not increased.”

ARTICLE VI.

OPTIONAL REDEMPTION

Pursuant to Section 301(6) of the Indenture, so long as any of the Notes are Outstanding, the following provisions shall be applicable to the Notes in lieu of the provisions of Article Eleven of the Indenture:

SECTION 6.1. Optional Redemption. Prior to May 1, 2009, the Company cannot redeem the Notes. Beginning on May 1, 2009, the Company may redeem the Notes for cash in whole, at any time, or in part from time to time, on the terms and at the redemption prices (expressed as percentages of principal amount) set forth in paragraph 5 of the Notes, plus accrued and unpaid interest thereon, if any to, but excluding, the Redemption Date. However, if a Redemption Date occurs after a Regular Record Date or a special record date, the Company will instead pay the applicable interest payment to the record Holder on the Regular Record Date or special record date corresponding to such Interest Payment Date or Defaulted Interest payment date.

SECTION 6.2. Notices to Trustee. If the Company elects to redeem Notes pursuant to the optional redemption provisions of paragraph 5 of the Notes, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of Notes (if less than all) to be redeemed, (iv) the Redemption Price and the amount of any accrued and unpaid interest, if any, payable on the Redemption Date and (v) the CUSIP number of the Notes being redeemed.

SECTION 6.3. Selection of Notes To Be Redeemed. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or quoted or, if the Notes are not so listed, on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Notes outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Notes that has a denomination larger than $1,000. Notes and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.

Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be called for redemption.

If any Note selected for partial redemption is converted in part after such selection, the converted portion of such Note shall be deemed (so far as possible) to be the portion to be selected for redemption. The Notes (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is converted in whole or in part before the mailing of the notice of redemption. Upon any redemption of less than all the Notes, the Company and the Trustee may treat as outstanding any Notes surrendered for conversion during the period of 15 days immediately preceding the mailing of a notice of redemption and need not treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.

In the event of any redemption of less than all the Notes, the Company will not be required to (i) issue or register the transfer or exchange of any Note during a period of 15 days immediately preceding the mailing of a notice of redemption for such Notes for redemption, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part, in which case the Company will execute and the Trustee will authenticate and deliver to the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 6.4. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first class mail a notice of redemption to each Holder whose Notes are to be redeemed, at such Holder’s registered address.

The notice shall identify the Notes to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and any accrued and unpaid interest, payable on the Redemption Date;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

(4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and any accrued and unpaid interest;

(5) that interest on Notes called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or any accrued and unpaid interest, or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture);

(6) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;

(7) the aggregate principal amount of Notes (if less than all) that are being redeemed;

(8) the CUSIP number of the Notes (provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes);

(9) the name and address of the Paying Agent;

(10) that Notes called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost; and

(11) that in the case of Notes or portions thereof called for redemption on a date that is also an Interest Payment Date or a Defaulted Interest payment date, the interest due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date or special record date.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Note.

At the Company’s written request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense.

SECTION 6.5. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Note.

SECTION 6.6. Deposit of Redemption Price. On or before 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of and accrued interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price or any accrued and unpaid interest, interest will cease to accrue on the principal amount of the Notes or portions thereof called for redemption and for which funds have been set apart for payment, and such Notes, or portions thereof, shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into

Common Stock and, except as provided in this Section 6.6 and Article Four of the Indenture, to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Notes, or portions thereof, except the right to receive the Redemption Price thereof and unpaid interest to (but excluding) the Redemption Date. In the case of Notes or portions thereof redeemed on a Redemption Date which is after a Regular Record Date or a special record date and on or prior to the corresponding Interest Payment Date or Defaulted Interest payment date, the interest due on such date shall be paid to the person in whose name the Note is registered at the close of business on the relevant Regular Record Date or special record date.

SECTION 6.7. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part only, the Company shall issue and the Trustee shall authenticate and deliver to the Holder of a Note a new Note equal in principal amount to the unredeemed portion of the Note surrendered, at the expense of the Company, except as specified in Section 305 of the Indenture.

SECTION 6.8. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes by an arrangement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Holders, on or before the date fixed for redemption, an amount not less than the applicable Redemption Price, together with interest accrued to the date fixed for redemption of such Notes. Notwithstanding anything to the contrary contained in this Article VI, the obligation of the Company to pay the Redemption Price of such Notes, together with interest accrued to the date fixed for redemption shall be deemed to be satisfied and discharged to the extent such amount is so paid by the purchasers. If such an agreement is entered into, a copy shall be filed with the Trustee prior to the date fixed for redemption. Any Notes not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the date fixed for redemption (and the right to convert any such Notes shall be deemed to have been extended through such time), subject to payment of the above amount as aforesaid. At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and defend and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers to which the Trustee has not consented in writing, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

ARTICLE VII.

CONVERSION OF SECURITIES

SECTION 7.1. Applicability of Conversion Provisions. Pursuant to Section 301(24) of the Indenture, the Notes will be convertible in accordance with the provisions of, and pursuant to, Article Sixteen of the Indenture, as amended hereby, and the definitive form of the Notes; provided, however, that, prior to any conversion, any applicable governmental consents have been received by the Company or the Holder.

SECTION 7.2. Amendments to Article Sixteen. Article Sixteen is amended in its entirety with respect to the Notes to read as follows:

“SECTION 1601. Right To Convert. Subject to and upon compliance with the provisions of this Indenture (including Section 6.8 of the Second Supplemental Indenture), each Holder of Notes shall have the right (upon delivery to the Company of the HSR Certificate (a form of which is attached to the Note)), at his or her option, at any time after the earlier of (i) a Change of Control and (ii) January 1, 2007 until the close of business on the last Trading Day prior to the Stated Maturity (the “Last Conversion Date”) (except that, (a) with respect to any Note or portion thereof which is called for redemption prior to the Last Conversion Date, such right shall terminate, except as provided in Section 1602(c), at the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) and (b) with respect to any Note or portion thereof subject to a duly completed election for repurchase, such right shall terminate at the close of business on the Designated Event Offer Termination Date (unless the Company defaults in the payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase in accordance with Section 1008)) to convert the principal amount of any Note held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) as specified by Section 1604, by surrender of the Note so to be converted in whole or in part in the manner provided in Section 1602. A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder of Notes has converted his or her Notes to Common Stock, and then only to the extent such Notes are deemed to have been converted to Common Stock under this Article Sixteen.

SECTION 1602. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) To exercise, in whole or in part, the conversion privilege with respect to any Note, the Holder of such Note shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 1002, accompanied by the funds, if any, required by Section 1602(d), and shall give written notice of conversion in the form provided on the Notes (or such other notice which is acceptable to the Company) to the office or agency that the Holder of Notes elects to convert such Note or such portion thereof specified in said notice. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 1607. Each such Note surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of Notes or his or her duly authorized attorney. The Holder of such Notes will not be required to pay any tax or duty which may be payable in respect of the issue or delivery of Common Stock on conversion, but will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than the same name as the registration of such Note.

(b) As promptly as practicable after satisfaction of the requirements for conversion set forth above, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 1002, a certificate or certificates for the number of full shares of Common Stock (including any full shares as a result of rounding fractional shares up to a full number of shares pursuant to Section 1603) issuable upon the conversion of such Note or portion thereof in accordance with the provisions of this Article Sixteen and a check or cash (which payment, if any, shall be paid no later than five Business Days after satisfaction of the requirements for conversion set forth above) in respect of any fractional interest in respect of a share of Common Stock, pursuant to Section 1603. Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid. In case any Note of a denomination of an integral multiple greater than $1,000 is surrendered for partial conversion, and subject to Section 303, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Note so surrendered, without charge to him or her, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

(c) Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date (the “Conversion Date”) on which the requirements set forth in Sections 1601 and 1602 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any such surrender on any date when the Company’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note is surrendered.

(d) Subject to Section 1601, any Note or portion thereof surrendered for conversion during the period from the close of business on the Regular Record Date for any interest payment through the close of business on the last Trading Day immediately preceding such Interest Payment Date shall (unless (i) such Note or portion thereof being converted has been called for redemption on a date during the period from the close of business on such Regular Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date pursuant to a notice of redemption mailed by the Company to the Holders in accordance with the provisions of Section 6.4 of the Second Supplemental Indenture or (ii) the Company has specified a Designated Event Repurchase Date during such period) be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that such payment may be reduced by the amount of any existing payment default in respect of such Notes. An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder of such Note at the close of business on such Regular Record Date. Except as provided above in this Section 1602, no adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article Sixteen. If any Note or portion thereof that has been called for redemption on a date during the period from the close of business on a Regular Record Date to the close of business on the last Trading Day immediately preceding the corresponding Interest Payment Date is converted after such Regular Record Date for the payment of interest and prior to such corresponding Interest Payment Date, interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the Holder of such Note on the applicable Regular Record Date.

SECTION 1603. Cash Payments in Lieu of Fractional Shares. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. In respect of any fractional share of stock that otherwise would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment therefor in cash based upon the Current Market Price thereof or, the Company shall, at its option, round such fraction up to the nearest full number of shares for issuance upon conversion. For purposes of this Section 1603, the “Current Market Price” of a share of Common Stock shall be the Closing Sale Price on the last Business Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

SECTION 1604. Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock (the “Conversion Rate”) specified in the form of Note attached as Exhibit A hereto, subject to adjustment as provided in this Article Sixteen.

SECTION 1605. Adjustment of the Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 1605 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

(ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or assets, including cash and securities (any such distribution, a “Distribution”; provided, however, that the term “Distribution” shall not include, and this Section 1605(d) shall not apply to, (x) any rights or warrants referred to in Section 1605(b) and (y) any dividend or distribution referred to in Section 1605(a)), then, in each such case (unless the Company elects to reserve such Distribution for distribution to the Holders upon the conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Distribution which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the Record Date), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

(i) the numerator of which shall be the Current Market Price on such Record Date; and

(ii) the denominator of which shall be the Current Market Price on such Record Date less (A) in the case of Distributions other than cash, the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of such Distributions applicable to one share of Common Stock and (B) in the case of Distributions of cash, the amount of such Distributions applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that if the then Fair Market Value (as so determined) of the portion of the Distribution so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Note on the Record Date. If such Distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 1605 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date. Notwithstanding the foregoing, if the Distribution distributed by the Company to all holders of its Common Stock consists of Capital Stock of, or similar equity interests in, a

Subsidiary or other business unit, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction:

(i) the numerator of which shall be the sum of (x) the average Closing Sale Price of one share of Common Stock over the ten consecutive Trading Day period (the “Spinoff Valuation Period”) commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences on the Common Stock on the New York Stock Exchange or such other national or regional exchange or market on which the Common Stock is then listed or quoted and (y) the average Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) over the Spinoff Valuation Period of the portion of the Distribution so distributed applicable to one share of Common Stock; and

(ii) the denominator of which shall be the average Closing Sale Price of one share of Common Stock over the Spinoff Valuation Period,

such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided, however, that the Company may in lieu of the foregoing adjustment make adequate provision so that each Holder shall have the right to receive upon conversion the amount of Distribution such Holder would have received had such Holder converted each Note on the Record Date with respect to such Distribution.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 1605 (and no adjustment to the Conversion Rate under this Section 1605 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 1605. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 1605 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 1605 in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Notes upon conversion by such Holders of Notes to Common Stock.

For purposes of this Section 1605(d) and 1605(a) and (b), any dividend or distribution to which this Section 1605(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 1605 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 1605(a) and (b) with respect to such dividend or distribution shall then be made), except

(A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 1605(a) and (b) and

(B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 1605(a).

(e) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to tendering or exchanging stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(f) For purposes of this Section 1605, and, in the case of the term “Fair Market Value” in Section 1006, the following terms shall have the meaning indicated:

(1) “Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately preceding the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

If another issuance, distribution, subdivision or combination to which this Section 1605 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

(2) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(3) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(g) The Company may make such increases in the Conversion Rate, in addition to those required by Section 1605(a), (b), (c), (d) or (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to Holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Article Sixteen are not required to be made shall be carried forward and made (i) part of any subsequent adjustment, (ii) at the time the Company mails a notice of redemption pursuant to Section 6.4 of the Second Supplemental Indenture or (iii) at the time the Company mails a notice of a Designated Event pursuant to Section 1007. All calculations under this Article Sixteen shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest. To the extent the Notes become convertible into cash, assets, property or securities (other than Capital Stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on any cash into which the Notes are convertible. The Conversion Rate shall be adjusted only once for a single event or occurrence that would require an adjustment under more than one of Section 1605(a), (b), (c), (d) or (e).

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have actual knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Note, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) In any case in which this Section 1605 provides that an adjustment shall become effective immediately after (1) a record date or Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 1605(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 1605(b), or (4) the Expiration Time for any tender or exchange offer pursuant to Section 1605(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other consideration issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 1603. For purposes of this Section 1605(j), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(ii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(k) For purposes of this Section 1605, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

SECTION 1606. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur: (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger, share exchange or combination of the Company with another Person or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of Common Stock shall receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of the Notes (assuming, for such purposes, a sufficient number of authorized shares of Common Stock available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise his or her rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election have not been exercised (“Non-electing Share”), then, for the purposes of this Section 1606, the kind and amount of securities, cash or other property receivable upon such consolidation, merger, share exchange, sale or conveyance for each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Sixteen. If, in the case of any such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a person other than the successor or purchasing person, as the case may be, in such reclassification, change, consolidation, merger, share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 1606 shall similarly apply to successive reclassifications, changes, consolidations, mergers, share exchanges, combinations, sales and conveyances.

If this Section 1606 applies to any event or occurrence, Section 1605 shall not apply.

SECTION 1607. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

SECTION 1608. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion. Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that as long as the Common Stock is quoted on the Nasdaq National Market, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Notes to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on the New York Stock Exchange or any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Notes to be so listed and remain listed.

SECTION 1609. Responsibility of Trustee. The Trustee and any Conversion Agent shall have no duty, responsibility or liability to any Holder to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any Conversion Agent shall be accountable with respect to the registration under securities laws, listing, validity or value (or the kind or amount) of any shares of Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Note, and neither the Trustee nor any Conversion Agent makes any representation with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion; and the Trustee and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article Sixteen.

SECTION 1610. Notice to Holders Prior to Certain Actions. If:

(a) the Company declares a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings);

(b) the Company authorizes the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights or warrants (other than rights or warrants referred to in the second paragraph of Section 1605(d));

(c) there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or share exchange to which the Company is a party, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and at the office or agency maintained for the purpose of conversion of the Notes pursuant to Section 1002, and shall caused to be mailed to each Holder of Notes, at their last addresses as they shall appear on the Security Register of the Company as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend or distribution are to be determined or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Such notice shall also be published by and at the expense of the Company not later than the aforesaid filing date at least once in an Authorized Newspaper.”

ARTICLE VIII.

MISCELLANEOUS

SECTION 8.1. Application of Second Supplemental Indenture. Each and every term and condition contained in this Second Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Notes established under the Indenture.

SECTION 8.2. Benefits of Second Supplemental Indenture. Nothing contained in this Second Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company or the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the Indenture or this Second Supplemental Indenture.

SECTION 8.3. Effective Date. This Second Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

SECTION 8.4. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof

SECTION 8.5. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

LEVEL 3 COMMUNICATIONS, INC.

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

EXHIBIT A

(Face of Security)

No.

$

CUSIP [            ]

Level 3 Communications, Inc.

10% CONVERTIBLE SENIOR NOTE DUE 2011 promises to pay to [  ] or registered assigns, the principal sum of                      Dollars on                                      Interest Payment Dates: May 1 and November 1, commencing November 1, 2005 Regular Record Dates: April 15 and October 15

Level 3 Communications, Inc.,

By
Name:
Title:

Certificate of Authentication

This is one of the Convertible Senior Notes referred to in the within-mentioned Indenture.

Dated:

The Bank of New York, as Trustee

By
Authorized Signatory

(Back of Security)

Level 3 Communications, Inc.

10% CONVERTIBLE SENIOR NOTE DUE 2011

1.	INTEREST. Level 3 Communications, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually in arrears on May 1 and November 1 of each year, beginning November 1, 2005. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the original date of issuance. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

2.	METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) to the person in whose name each Note is registered at the close of business on the April 15 or October 15 immediately preceding the relevant Interest Payment Date (each a “Regular Record Date”) (other than with respect to a Note or portion thereof called for redemption on a Redemption Date, or repurchased in connection with a Designated Event on a repurchase date, during the period from the close of business on a Regular Record Date to (but excluding) the next succeeding Interest Payment Date, in which case accrued interest shall be payable (unless such Note or portion thereof is converted) to the Holder of the Note or portion thereof redeemed or repurchased in accordance with the applicable redemption or repurchase provisions of the Indenture). The Holder must surrender Notes to a Paying Agent to collect principal payments. The Company will pay the principal of, and interest on the Notes at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts. Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below). However, the Company may pay principal, and interest by check payable in such money, and may mail such check to the Holders of the Notes at their respective addresses as set forth in the Security Register of Holders of Notes.

3.	PAYING AGENT AND REGISTRAR. The Bank of New York (together with any successor Trustee under the Indenture referred to below, the “Trustee”) will act as Paying Agent and Security Registrar. The Company may change the Paying Agent, Registrar or co-registrar without prior notice. Subject to certain limitations in the Indenture, the Company or any of its subsidiaries may act in any such capacity.

4.

INDENTURE. This is one of a duly authorized issue of securities of the Company designated as its “10% Convertible Senior Notes Due 2011” issued under an amended and restated indenture dated as of July 8, 2003 (the “Base Indenture”), between the Company and the Trustee, and the second supplemental indenture to be dated as of [                    ], 2005 (the “Second Supplemental Indenture”), between the Company and the Trustee (the Base Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “TIA”) as in effect on the date of the

Indenture. The Notes are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are unsecured and unsubordinated obligations of the Company limited to (except as otherwise provided in the Indenture) up to $880,000,000 in aggregate principal amount. Capitalized terms not defined below have the same meaning as is given to them in the Indenture.

5.	OPTIONAL REDEMPTION. No sinking fund is provided for the Notes. The Notes may not be redeemed at the option of the Company prior to May 1, 2009. On and after that date, the Company may redeem all or any portion of the Notes at once or over time, after giving the required notice under the Indenture. The Notes may be redeemed at the redemption prices (each a “Redemption Price”) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date. However, if a Redemption Date occurs after a Regular Record Date or a special Record Date, the Company will instead pay the applicable interest payment to the record Holder on the Regular Record Date or special Record Date corresponding to such Interest Payment Date or Defaulted Interest payment date. The following Redemption Prices are for the Notes redeemed during the 12-month period commencing on May 1 of the years set forth below, and are expressed as percentages of principal amount:

Period	Redemption Price
2009	103.33%
2010 and thereafter	101.67%

Notice of redemption will be mailed by first class mail at least 30 days but not more than 60 days before the date fixed for redemption to each Holder of Notes to be redeemed at his or her registered address.

Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed by a method that complies with the requirements of the principal national securities exchange, if any, on which the Notes are listed or quoted, or, if the Notes are not so listed, on a pro rata basis by lot or by any other method that the Trustee considers fair and appropriate. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption (unless the Company defaults in the payment of the Redemption Price). If this Note is redeemed on a date which is also an Interest Payment Date, the interest due on such date will be paid to the person in whose name this Note is registered at the close of business on the relevant Regular Record Date.

6.

DESIGNATED EVENT. Upon the occurrence of a Designated Event, the Company shall make a Designated Event Offer to repurchase all outstanding Notes at a price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of repurchase, and, in certain circumstances a Make Whole Premium, such offer to be made as provided in the Indenture. To accept the Designated Event Offer, the Holder hereof must comply with the terms thereof, including surrendering this Note, with the “Option of Holder to Elect Repurchase” portion hereof completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent, at the address specified in the notice of the Designated Event Offer mailed to Holders as provided in the Indenture, prior to the Designated Event Offer Termination Date.

Holders have the right to withdraw any Designated Event Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash or other consideration permitted under the Indenture sufficient to pay the Designated Event Payment (including any applicable Make Whole Premium) of all Notes or portions thereof to be purchased on the Designated Event Purchase Date is deposited with the Paying Agent on the Designated Event Purchase Date, interest ceases to accrue on such Notes or portions thereof immediately after such Designated Event Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Designated Event Payment (including any applicable Make Whole Premium) upon surrender of such Note.

7.	DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. As a condition of transfer, the Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company and the Security Registrar may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company or the Security Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption or submitted for repurchase or surrendered for conversion. Also, the Company or the Security Registrar need not exchange or register the transfer of any Note for a period of 15 days before the mailing of a notice of redemption for such Notes to be redeemed.

8.	PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as its owner for all purposes.

9.	AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.

Without the consent of any Holder, the Indenture or the Notes may be amended to: (a) cure any ambiguity or correct or supplement any defective or inconsistent provision contained in the Indenture, or make any other changes in the provisions of the Indenture which the Company and the Trustee may deem necessary or desirable provided such amendment does not materially and adversely affect the legal rights under the Indenture of the Holders of Notes; (b) provide for uncertificated Notes in addition to or in place of certificated Notes or to provide for bearer Notes; (c) evidence the succession of another person to the Company and provide for the assumption by such successor of the covenants and obligations of the Company thereunder and in the Notes as permitted by Section 801 of the Indenture; (d) provide for conversion rights or repurchase rights of Holders of Notes in the event of consolidation, merger, share exchange or sale of all or substantially all of the assets of the Company as required to comply with Sections 801 or 1606 of the Indenture; (e) reduce the

Conversion Price; (f) evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee; (g) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (h) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (i) secure the Notes.

Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a nonconsenting Holder): (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (b) reduce the principal of, or change the fixed maturity of any Note or alter the provisions with respect to the redemption or mandatory repurchase of the Notes; (c) reduce the rate of, or change the time for payment of, interest, including defaulted interest, if any, on any Notes; (d) waive a Default or Event of Default in the payment of principal of or the Make Whole Payment, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (e) make the principal of, or interest on, any Note payable in money other than as provided for in the Indenture and in the Notes; (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or Events of Default or the rights of Holders of Notes to receive payments of principal of, Make Whole Payment, if any, or interest on the Notes; (g) waive a redemption or mandatory repurchase payment with respect to any Note; (h) except as permitted by the Indenture (including Section 901(9)), increase the Conversion Price or modify the provisions of the Indenture relating to conversion of the Notes in a manner adverse to the Holders thereof or (i) make any adverse change to the ability of Holders of Notes to enforce their rights under the Indenture.

10.

DEFAULTS AND REMEDIES. An Event of Default is: (a) default in payment of the principal of, or premium, if any, on the Notes, when due at maturity, upon repurchase, upon acceleration or otherwise; (b) default for 30 days or more in payment of any installment of interest on the Notes; (c) default in the payment of the Designated Event Payment in respect of the Notes on the date therefor; (d) failure to provide timely notice of a Designated Event; (e) default by the Company (other than a default set forth in clause (a), (b), (c) or (d) above) for 60 days or more after notice in the observance or performance of any other covenants in the Indenture; (f) default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Material Subsidiaries (or the payment of which is guaranteed or secured by the Company or any of its Material Subsidiaries), whether such indebtedness or guarantee exists on the date of the Indenture or is created thereafter, which default (i) is caused by a failure to pay when due any principal of such indebtedness within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period (a “Payment Default”), or (ii) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such indebtedness, together with the principal amount of any other such indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more and such Payment Default is not cured or such acceleration is not annulled within 10 days after notice; or (g) failure by the Company or any Material Subsidiary of the Company to pay final, nonappealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $25,000,000, which judgments are not stayed, bonded or discharged within 60 days after their entry; or (h) certain events involving bankruptcy, insolvency or reorganization of the Company or any Material Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on all Notes then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company, all outstanding Notes become due and payable without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines that withholding notice is in their interests. The Company must furnish annual compliance certificates to the Trustee.

11.	TRUSTEE DEALINGS WITH THE COMPANY. The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

12.	NO RECOURSE AGAINST OTHERS. No director, officer, employee, shareholder or Affiliate, as such, of the Company shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the Notes.

13.	AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.	ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

15.

CONVERSION. Subject to and upon compliance with the provisions of the Indenture, the registered Holder of this Note has the right (upon delivery to the Company of the HSR Certificate (a form of which is attached to the Note)), at such holder’s option, at any time after the earlier of (i) a Change of Control and (ii) January 1, 2007 until the close of business on the last Trading Day prior to the Stated Maturity (or in case this Note or any portion hereof is (a) called for redemption prior to the Last Conversion Date, before the close of business on the last Trading Day preceding the date fixed for redemption (unless the Company defaults in payment of the Redemption Price in which case the conversion right will terminate at the close of business on the date such default is cured) or (b) subject to a duly completed election for repurchase, on or before the close of business on the Designated Event Offer Termination Date (unless the Company defaults in payment due upon repurchase or such Holder elects to withdraw the submission of such election to repurchase) to convert the principal amount hereof, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and non-assessable shares of common stock of the Company (“Common Stock”) obtained by dividing the principal amount of the Note or portion thereof to be converted by the conversion price of $3.60 per share (the “Conversion Price”) (which is equivalent to a conversion rate of 277.77 shares per $1,000 of notes (the “Conversion Rate”), as adjusted from time to time as provided in the Indenture), upon surrender of this Note to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered Holder of this Note by instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Regular Record Date immediately preceding any Interest Payment Date through the close of business on the last Trading Day immediately preceding such Interest Payment Date (unless this Note or the portion thereof being converted has been called for redemption on a date in such period), also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Regular Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion. The right to convert this Note is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, share exchanges or sales or transfers of substantially all the Company’s assets.

The Company shall, in respect of fractional shares representing fractions of shares of Common Stock upon any such conversion, (i) make an adjustment in cash based upon the current market price of the Common Stock on the last Trading Day prior to the date of conversion or (ii) round such fraction up to the nearest whole number of shares.

Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into shares of Common Stock and to make payment for such Notes to the Trustee in trust for such Holders.

THE INDENTURE AND THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Level 3 Communications, Inc., 1025 Eldorado Blvd., Broomfield, CO 80021, Attention: Vice President, Investor Relations, or by telephone at (720) 888-2500.

FORM OF CONVERSION NOTICE

To: Level 3 Communications, Inc.

The undersigned owner of the Note hereby irrevocably exercises the option to convert this Note, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Level 3 Communications, Inc., in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Notes representing any unconverted principal amount hereof, be issued and delivered to the owner hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Note.

Dated:

Fill in for registration of shares if to be delivered, and Notes if to be issued, other than to and in the name of the owner	____________________________________________________ ____________________________________________________ ____________________________________________________ Signature

(Please Print): _________________________________________

(Name)

_____________________________________________________

(Street Address)

_____________________________________________________

(City, State and Zip Code)

Principal amount to be converted (if less than all): ____________________________________________________

$_____,000

____________________________________________________ Social Security or other Taxpayer Identification Number:

Signature Guarantee:

_____________________________________________________

Signatures must be guaranteed by an eligible

Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Notes are to be delivered, other than to and in the name of the registered Holder.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

_____________________________________________________

(Insert assignee’s social security or tax I.D. no.)

_____________________________________________________

_____________________________________________________

_____________________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                  agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Your Signature: ___________________________________________________________

                            (Sign exactly as your name appears on the other side of this Note)

Date:

Medallion Signature Guarantee: __________________________________________________

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have this Note repurchased by the Company pursuant to Section 1006 of the Indenture, check the Box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 1006 of the Indenture, state the amount (in multiples of $1,000): $            .

Date: __________________________	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Medallion Signature Guarantee: __________________________________________________

HSR ACT CERTIFICATE

To: Level 3 Communications, Inc.

The undersigned owner of the Note has delivered herewith a conversion notice pursuant to which it is irrevocably exercising the option to convert this Note, or portion hereof designated in such conversion notice, into shares of Common Stock of Level 3 Communications, Inc. (the “Company”), in accordance with the terms of the Indenture referred to in this Note. As a condition to the Company’s obligation to effect such conversion pursuant to the term of Indenture, the undersigned Holder of the Note, represents and warrants to the Company as follows:

EITHER:

(1) That:

(a) such Holder or its “ultimate parent entity” (as defined by 16 C.F.R. §801.1(a)(3)), if any, is a different “acquiring person” (as defined by 16 C.F.R. §801.2(a)) from all other holders of the Notes and has a different “ultimate parent entity” (as defined by 16 C.F.R. §801.1(a)(3)) than all other holders of the Notes.

(b) such Holder or its “ultimate parent entity”, if any, is an “institutional investor” (as defined by 16 C.F.R. §802.64(a)) and any entity controlled by such Holder, or its “ultimate parent entity”, if any, that holds Voting Stock is an “institutional investor”.

(c) such Holder or its “ultimate parent entity”, if any, is acquiring Common Stock issuable on the conversion of its Note or a portion of the principal amount thereof (i) for its own account, (ii) in the ordinary course of business and (iii) “solely for the purpose of investment” (as defined by 16 C.F.R. §801.1(i)(1)), and as a result of such acquisition, such Holder, or its “ultimate parent entity”, if any, including the holdings of its controlled subsidiaries, will hold [fifteen percent (15%)]1 or less of the outstanding Voting Stock.

OR

(2) That such Holder has filed with the Federal Trade Commission and the United States Department of Justice all reports and other documents required to be filed under the HSR Act with respect to the Common Stock issuable upon conversion of the Note and the applicable waiting period with the HSR Act shall have expired or been terminated.

1.	10% for any Investor who is not an “Institutional investor”.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Second Supplemental Indenture, dated as of [            ], 2005, is by and between Level 3 Communications, Inc. and The Bank of New York.

Date: _____________________

Name of Holder: ___________________

By:
Name:
Title: